SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 28, 2006

STATION CASINOS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 367-2411

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 2.03.       CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 26, 2006, Station Casinos, Inc. (the “Company”) entered into Amendment No.1 to the Third Amended and Restated Loan Agreement (the “Amendment”) with Bank of America, N.A., Wells Fargo Bank, N.A. and certain other financial institutions.

Among other things, the Amendment:

•                  Increases the maximum Parent Leverage ratio (as defined in the Credit Facility) to 6.50 to 1.00 from 5.50 to 1.00. Such maximum leverage ratio will decline in steps during the remaining term of the credit facility to 5.00 to 1.00 in 2010, the final year of the credit facility.

•                  Subject to the approval of the Company’s Board of Directors, allows for the repurchase of up to an additional $600 million of common stock of the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms of the Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.       FINANCIAL STATEMENTS AND EXHIBITS.

(c)             Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit	Description
99.1	Amendment No. 1 to Third Amended and Restated Loan Agreement

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 28, 2006	Station Casinos, Inc.
		By:	/s/ Glenn C. Christenson
Glenn C. Christenson Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer